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                                                                   EXHIBIT 23.4





                               CONSENT OF EXPERTS


To The MONY Group Inc.:

      We hereby consent to the references in the Registration Statement on Form S-1 of The MONY Group Inc., as it may be amended, as well as in the Prospectus which is part of the Registration Statement, to (1) the opinion survey of financial advisors conducted by DALBAR in 1997, and the data contained therein,
(2) the consumer survey conducted by DALBAR in 1995, and the data contained therein, and (3) our firm under the caption "Experts."

                                    DALBAR, INC.


                                    By:  /s/ Lauren P. Himml
                                       ----------------------------
                                             Lauren P. Himml




Boston, Massachusetts
October 30, 1998